Exhibit 10.10

                                    EXHIBIT A

                                 PROMISSORY NOTE

US $ 109,210.95

Vancouver, British Columbia September 20, 2001

FOR VALUE RECEIVED, the undersigned Kelly Shane Montalban. an individual with an address at P.O. Box 700, Lions Bay. British Columbia. Canada VON 2EO (the ""Obligor"), hereby promises to pay to the order of CyPost Corporation, a Delaware Corporation with offices at 1281 West Georgia Street, Suite 9001 Vancouver, British Columbia, Canada V 6'~: 311 (the "Holder"). The principal sum of one hundred nine thousand, two hundred ten dollars and ninety-five cents (US $109,210.95) payable as set forth below. The Obligor also promises to pay to the order of the Holder interest on the principal amount hereof at a rate per annum equal to five percent (5%), which interest shall be payable at such time as the principal is due hereunder. Interest shall be calculated on. The basis of the year of 365 days and for the number of day's actua11y elapsed. Any amounts of interest and principal not paid when due shall bear interest at the maXim1.lill rate of interest "allowed by applicable law. The payments of principal and interest hereunder shall be made in coin or currency of the United States of An1erica which at the time of payment shall be legal 'tender therein for the payment of public and private debts.

This Note shall be subject to the following additional terns and conditions:

1. Payments.

Subject to Section 2 hereof, all principal and interest due hereunder shall be in one (1) 1nstallment on September 19, 2006 (the "Maturity Date"). In the event that any payment to be made hereunder shall be or become due on Saturday, Sunday or any other day which is a legal bank holiday under the laws of British Columbia such payment shall be or become due on the next succeeding business day.

2. Prepayment.

The Ob1igor and the Holder understand and agree that the pri11cipal amount of this Note plus accrued interest may be prepaid by the Obligor, in whole or in part at any time prior to tile Maturity Date without penalty.

3. Payment In Stock.

Obligor, subject to agreement by the Holder, may pay all or part of the principal and interest due hereunder by transferring and delivering to Holder, shares of Holder's common stock owned by Obligor. Such common stock will be valued at the closing bid price for Holder's common stock on the business date immediately preceding the date of delivery of such shares.


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4. No Waiver.

No failure or delay by the Holder in exercising any right., power or privi1ege under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law-No course of dealing between the Obligor and the Holder shall operate as a waiver of any rights by the Holder.


5. Waiver of Presentment and Notice of Dishonor,

The Obligor hereby waives presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, perfom1ance or enforcement of this Note.

6. Place of Payment.

All payments of principal of this Note and the interest due hereon shall be made at such place as the Holder may from time to time designate ill writing.

7. Events of Default.

The entire unpaid principal amount of this Note and the interest due hereon shall, at the option of the Holder exercised by written notice to the Obligor forthwith, become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if anyone or more of the following events (herein cal1ed .'Events of default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment. decree or order of any Court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, that is to say.

(a) If default shall be made in the due and punctual paymeI1t of the principal of This Note and the interest due thereon when and as the same shall become due and payable,
Whether at maturity, or by acceleration or otherwise, and such default have continued for a period
Of five (5) days.

(b) If the Obligor shall:

(i) Admit in writing its inability to pay its debts generally as they become due


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(ii) File a petition in bankruptcy or petition to take adval'1tage of any insolvency act; or

(iii) Make assignment for the benefit of creditors; or

(c) If, under the provisions of any other law for the relief or aid of debtors, any Court or competent jurisdiction shall assume custody or control of the whole or any substantial pa11 of date of assumption of such custody or contro1.

8. Remedies.

In case anyone Of more of the Events of Default specified in Section 6 hereof' shall have occurred and be continuing, the Holder may proceed to protect and enforce its rights, whether for the specific performance of any covenant or agreement contained in this Note or, in aid of the exercise of any power granted in this Note, OT the Holder may proceed to enforce the payment of all sums due 'upon the Note or enforce al1Y other legal or equitable right of the Holder,

9. Sever ability.

In the event that one or more of the provisions of this Note shall for any Tea-son be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

10. Governing Law.

This Note and the right and obligations of the Obligor and the Holder shall be governed by and construed in accordal1ce with the laws of the Province of Brit1sh Columbia

IN WITNESS WHEREOF, the Obligor has signed and scaled this Note as of the 20th day of September 2001.

/s/ Kelly Shane Montalban
-------------------------
Kelly Shane Montalban


I, Kelly Shane Montalban, on the 20 day of September 2001, hereby acknowledge Receipt of debt assignment from the following:

Bayshore Trading Ltd. -$321,386.00 USD
Monet Management Group -$1,302,496.30 USD
Berkshire Capital Corporation -$139,181.19 USD
Joseph A. Fiore -$139,181.19 USD


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Amanda E. Johnson -$139,181.19 USD
John M. Peragine -$139,181.19 USD
James A. Mylock, Jr. -$139,181.19 USD

Signed at Vancouver, BC this 20th day Of September 2001

/s/ Kelly Shane Montalban
-------------------------
Kelly Shane Montalban


/s/ Sandra Lynn Warren
----------------------
Witness


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